UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37488 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

12110 Sunset Hills Road, Suite 600 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	NIHD	Nasdaq Global Select Market

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On December 18, 2019, in connection with the Transaction (as defined in Item 2.01 below), NII Holdings, Inc. (“NII”) entered into a First Supplemental Indenture (the “Supplemental Indenture”), to the Indenture, dated August 14, 2018, between NII and Wilmington Trust, National Association, as trustee (the “Indenture”), that governs its 4.25% Convertible Senior Notes due 2023 (the “Notes”). Pursuant to the Supplemental Indenture, NII irrevocably elected cash settlement as the settlement method for any conversion of the Notes.

In addition, NII entered into an Escrow Agreement with Wilmington Trust, National Association, as escrow agent and as trustee (the “Notes Escrow Agreement”), whereby NII agreed to fund an escrow account in the amount of $134.8 million from the net proceeds of the Transaction pursuant to Section 11.04 of the Indenture in order to satisfy NII’s obligations under the Notes and the Indenture. As more fully described in Item 2.01 below and incorporated herein by reference, NII also entered into the Transaction Escrow Agreement.

The foregoing descriptions of the Supplemental Indenture, the Notes Escrow Agreement and the Transaction Escrow Agreement are not complete and are qualified in their entirety by reference to the full text thereof, which are filed herewith as Exhibits 4.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On December 18, 2019, NII completed the previously announced sale of its wireless operations in Brazil (“Nextel Brazil” and such sale, the “Transaction”) in accordance with the terms of the Purchase Agreement, dated March 18, 2019, by and among América Móvil, S.A.B. de C.V. (“AMX”), NII International Holdings S.à r.l. (“NIIH”), AI Brazil Holdings B.V. (“AI Brazil”) and NII (the “Purchase Agreement”), as amended from time to time.

At the closing of the Transaction, AI Brazil sold all of its interests in Nextel Holdings S.à r.l. (“Nextel Holdings”) to NII Brazil Holdings S.à r.l. (“NIIBH”), and NIIH sold all of the issued and outstanding shares of NIIBH to AMX, resulting in AMX acquiring direct ownership of NIIBH and indirect ownership of all of the issued and outstanding shares of Nextel Brazil. The aggregate purchase price was $948.5 million, after making adjustments pursuant to the Purchase Agreement to add a $30.3 million reimbursement of capital expenditures and a $16.9 million working capital adjustment and to deduct a $3.7 million selling and marketing spending shortfall compared to budget. After deducting $491.6 million of net debt, the net purchase price at closing was $456.9 million. The purchase price is subject to review and adjustment by AMX within 45 days of the closing of the Transaction.

In consideration for the sale of its 27.55% ownership interest in Nextel Brazil, AI Brazil received a $2.5 million preferred return and its $125.2 million pro rata share of the net purchase price. After deducting these amounts, NII’s share of the net purchase price was $329.2 million.

Pursuant to the terms of the Purchase Agreement, $30.0 million of the net proceeds due to NII was placed into an 18-month escrow account to secure NII’s indemnification obligations under the Purchase Agreement with AMX, with Citibank, N.A. as escrow agent (the “Transaction Escrow Agreement”). After taking into account the amounts placed into escrow pursuant to the Transaction Escrow Agreement and the Indenture Escrow Agreement described above and accounting for a $1.9 million upward adjustment for a decrease in estimated accrued tax contingencies pursuant to the Purchase Agreement, the net proceeds to NII were $166.3 million.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 18, 2019, in connection with NII’s plan to dissolve following the closing of the Transaction, NII notified the Nasdaq Stock Market of its intent to delist its common stock, par value $0.001 (the “Common Stock”) from the Nasdaq Global Select Market. NII expects to file a Form 25 with the Securities and Exchange Commission and Nasdaq Stock Market relating to the delisting of the Common Stock on December 30, 2019, with trading of its Common Stock suspended before the market opens on January 2, 2020. NII does not expect that a trading market will develop for its Common Stock following suspension of trading on Nasdaq. NII expects that the official delisting of the Common Stock will be effective January 9, 2020.

Item 8.01.        Other Events.

On December 18, 2019, NII issued a press release announcing the completion of the Transaction, and a separate press release announcing the planned delisting of NII’s common stock and planned dissolution of the company. A copy of these press releases are attached as Exhibits 99.1 and 99.2, respectively.

Item 9.01.     Financial Statements and Exhibits.

(b)    Pro Forma Financial Information

Unaudited pro forma condensed consolidated financial statements of NII, which reflect the sale of NII’s interests in Nextel Brazil to AMX, are furnished as Exhibit 99.3 to this Current Report on Form 8-K. The information contained in these pro forma financial statements shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

(d)    Exhibits

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of December 18, 2019, between NII Holdings, Inc. and Wilmington Trust, National Association, as trustee.

10.1	Escrow Agreement, dated as of December 18, 2019, between NII Holdings, Inc. and Wilmington Trust, National Association, as escrow agent and trustee.

10.2	Escrow Agreement, dated as of December 18, 2019, between América Móvil, S.A.B. de C.V., NII Holdings, Inc. and Citibank, N.A., as escrow agent.

99.1	Press Release announcing the closing of the Transaction, dated December 18, 2019.

99.2	Press Release announcing the planned delisting of the Common Stock of NII Holdings, Inc. and planned dissolution of the company, dated December 18, 2019.

99.3	Unaudited Pro Forma Condensed Consolidated Financial Statements of NII Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: December 18, 2019	By: /s/ SHANA C. SMITH
Shana C. Smith
General Counsel and Secretary